                                                                  EXHIBIT 4(aa)

                           CIRCUS CIRCUS ENTERPRISES, INC.
                                         AND
                                 THE BANK OF NEW YORK
                                       Trustee
                         ___________________________________

                                 FIRST SUPPLEMENTAL
                                      INDENTURE
                                          TO
                                      INDENTURE
                           Dated as of [______ __, ____]
                         ___________________________________

               ______% Subordinated Deferrable Interest Debentures
                            due ________ __, ____














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                                  TABLE OF CONTENTS

ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       SECTION 1.1. Definition of Terms. . . . . . . . . . . . . . . . . . . 2
       SECTION 1.2.  Interpretation.   . . . . . . . . . . . . . . . . . . . 3

ARTICLE II - GENERAL TERMS AND CONDITIONS OF THE DEBENTURES. . . . . . . . . 3
       SECTION 2.1.  Designation and Principal Amount.   . . . . . . . . . . 3
       SECTION 2.2.  Maturity.   . . . . . . . . . . . . . . . . . . . . . . 3
       SECTION 2.3.  Form and Payment.   . . . . . . . . . . . . . . . . . . 4
       SECTION 2.4.  Global Debenture. . . . . . . . . . . . . . . . . . . . 4
       SECTION 2.5.  Interest  . . . . . . . . . . . . . . . . . . . . . . . 5
       SECTION 2.6.  Denominations   . . . . . . . . . . . . . . . . . . . . 5

ARTICLE III - REDEMPTION OF THE DEBENTURES . . . . . . . . . . . . . . . . . 6
       SECTION 3.1.  Tax Event Redemption  . . . . . . . . . . . . . . . . . 6
       SECTION 3.2.  Optional Redemption by Company  . . . . . . . . . . . . 6
       SECTION 3.3.  No Sinking Fund   . . . . . . . . . . . . . . . . . . . 7

ARTICLE IV - EXTENSION OF INTEREST PAYMENT PERIOD. . . . . . . . . . . . . . 7
       SECTION 4.1.  Extension of Interest Payment Period.   . . . . . . . . 7
       SECTION 4.2.  Notice of Extension   . . . . . . . . . . . . . . . . . 7

ARTICLE V - EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
       SECTION 5.1.  Payment of Expenses   . . . . . . . . . . . . . . . . . 8

ARTICLE VI - SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . 9
       SECTION 6.1.  Agreement to Subordinate  . . . . . . . . . . . . . . . 9
       SECTION 6.2.  Default on Senior Indebtedness.   . . . . . . . . . . . 9
       SECTION 6.3.  Liquidation; Dissolution; Bankruptcy.   . . . . . . . .10
       SECTION 6.4.  Subrogation.  . . . . . . . . . . . . . . . . . . . . .11
       SECTION 6.5.  Trustee to Effectuate Subordination   . . . . . . . . .12
       SECTION 6.6.  Notice by the Company   . . . . . . . . . . . . . . . .12
       SECTION 6.7.  Rights of the Trustee; Holders of Senior Indebtedness. 13
       SECTION 6.8.  Subordination May Not Be Impaired.  . . . . . . . . . .13

ARTICLE VII - COVENANT TO LIST ON EXCHANGE . . . . . . . . . . . . . . . . .14
       SECTION 7.1.  Listing on Exchange.  . . . . . . . . . . . . . . . . .14

ARTICLE VIII - FORM OF DEBENTURE . . . . . . . . . . . . . . . . . . . . . .14
       SECTION 8.1.  Form of Debenture . . . . . . . . . . . . . . . . . . .14

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
ARTICLE IX - ORIGINAL ISSUE OF DEBENTURES  . . . . . . . . . . . . . . . . .22
       SECTION 9.1.  Original Issue of Debentures. . . . . . . . . . . . . .22

ARTICLE X - CERTAIN COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .22
       SECTION 10.1.  Limitation on Dividends and Other Payments   . . . . .22
       SECTION 10.2.  Covenants as to the Trust  . . . . . . . . . . . . . .23

ARTICLE XI - CERTAIN EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . .23
       SECTION 11.1.  Additional Events of Default   . . . . . . . . . . . .23
       SECTION 11.2.  Waiver of Existing Defaults  . . . . . . . . . . . . .23

ARTICLE XII - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .24
       SECTION 12.1.  Supplemental Indenture Incorporated Into Indenture   .24
       SECTION 12.2. Trustee Not Responsible for Recitals; Disclaimer  . . .24
       SECTION 12.3.  Governing Law  . . . . . . . . . . . . . . . . . . . .24
       SECTION 12.4.  Separability . . . . . . . . . . . . . . . . . . . . .24
       SECTION 12.5.  Counterparts . . . . . . . . . . . . . . . . . . . . .24
       SECTION 12.6.  Acknowledgment of Rights of Holders of
       Preferred Securities  . . . . . . . . . . . . . . . . . . . . . . . .25

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of [______ __, ____] (this "First Supplemental Indenture"), between Circus Circus Enterprises, Inc., a Nevada corporation (the "Company"), and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee (the "Trustee"), under the Indenture dated as of [______ __, ____] between the Company and the Trustee (the "Indenture").

                                 W I T N E S S E T H:

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated Securities, to be issued from time to time in one or more series as might be determined by the Company in accordance with the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture; and

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its _____% Subordinated Deferrable Interest Debentures due ___________, _____ (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be as set forth in the Indenture and this First Supplemental Indenture; and

     WHEREAS,   Circus Finance II, a Delaware statutory business trust (the
"Trust"), has offered to the public $__________ aggregate liquidation amount of its _____% Trust Originated Preferred Securities-SM- ("TOPrS-SM-" or the "Preferred Securities") and has offered to the Company $_________ aggregate liquidation amount of its common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), such Trust Securities representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering in $___________ aggregate principal amount of the Debentures; and

     WHEREAS, the Company has requested the Trustee to execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

     NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                      ARTICLE I

                                     DEFINITIONS

     SECTION 1.1.   DEFINITION OF TERMS.

     Unless the context otherwise requires, (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture, (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout and (c) the following terms have the meanings given to them in the Declaration (including, without limitation, Annex I thereto):

Clearing Agency
Delaware Trustee
Distribution
No Recognition Opinion
Preferred Securities Guarantee
Preferred Security Certificate
Pro Rata
Property Trustee
Purchase Agreement
Regular Trustee
Special Event
Tax Event
Tax Event Opinion

     In addition, the following terms have the following respective meanings:

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Credit Facility" means the Amended and Restated Loan Agreement dated as of May 23, 1997 among the Company, as Borrower, Bank of America National Trust and Savings Association, as Administrative Agent, and the lenders which are or become parties from time to time thereto, as amended by Amendment No. 1 thereto dated as of October 3, 1997 and Amendment No. 2 thereto dated as of May 15, 1998, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including, without limitation, any agreement extending the maturity of, refinancing or otherwise restructuring (including adding guarantors) all or any portion of the Indebtedness under such agreement or any successor agreement or increasing the credit available thereunder.

     "Declaration" means the Amended and Restated Declaration of Trust of Circus Finance II, a Delaware statutory business trust, dated as of [______ __, ____].

     "Detroit Joint Venture" means the Michigan limited liability company governed by an Operating Agreement, dated October 7, 1997, by and between Circus Circus Michigan, Inc., a wholly owned subsidiary of the Company, and Atwater Casino Group, L.L.C."

     "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities Pro Rata in accordance with the Declaration.

     "Existing and Permitted Completion Guarantees and Make-Well Agreements" means (i) that certain Amended and Restated Make-Well Agreement by the Company in favor of Bank of America National Trust and Savings Association dated as of November 24, 1997 relating to the Circus and Eldorado Joint Venture, a Nevada general partnership, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any extension of the term thereof, (ii) any contract providing for the completion of construction or other payment or performance with respect to the construction, maintenance or improvement of property or equipment of the Detroit Joint Venture, or (iii) any "make-well," "keep-well," or other agreement or arrangement of whatever nature providing for the obligation to advance funds, property or services on behalf of the Detroit Joint Venture, or given for the purpose of assuring or holding harmless any governmental entity or agency and/or any lender against loss with respect to any obligation of the Detroit Joint Venture.

     "Indebtedness" of any person means (a) any indebtedness of such person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness incurred in connection with the acquisition by such person or any of its subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capitalized leases, and (b) any guaranty, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any person, but shall not include indebtedness or amounts owed (except to banks or other financial institutions) for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such person. Notwithstanding anything to the contrary in the foregoing, "Indebtedness" shall not include (i) any contracts providing for the completion of construction or other payment or performance with respect to the construction, maintenance or improvement of property or equipment of the Company or its Affiliates or (ii) any contracts providing for the obligation to advance funds, property or services on behalf of an Affiliate of the Company in order to maintain the financial condition of such Affiliate, in each case, including Existing and Permitted Completion Guarantees and Make-Well Agreements. For purposes hereof, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

     "Interest Rate Protection Obligations" means, with respect to any person, the obligations of such Person under (i) interest rate swap agreements, and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

     "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Additional Interest, if any.

     "Senior Indebtedness" means the principal, premium, if any, and interest on any Indebtedness of the Company, whenever created, incurred, issued, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Debentures. Without limiting the foregoing, Senior Indebtedness shall include (i) any payment or payment obligation in respect of (A) Indebtedness of the Company for money borrowed, including under the Credit Facility, together with any other amounts due on or in connection with the Indebtedness of the Company under the Credit Facility, and (B) Indebtedness evidenced by securities, notes, bonds, debentures or other similar instruments issued by the Company; (ii) all Interest Rate Protection Obligations of the Company; (iii) all Capital Lease Obligations of the Company; (iv) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of such obligor under any title retention agreement (but excluding any obligation in respect of any trade accounts payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business); (v) all obligations of the Company for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (vi) the 6 3/4% Senior Subordinated Notes of the Company Due 2003 and the 7 5/8% Senior Subordinated Debentures of the Company due 2013, the 6.45% Senior Notes of the Company Due 2006, the 7.0% Debentures of the Company Due 2036 and the 6.70% Debentures of the Company Due 2096; (vii) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (viii) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for any such Indebtedness that is by its terms subordinated to or pari passu with the Debentures, as the case may be. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of Article VI hereof irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     SECTION 1.2.  INTERPRETATION.

     Each definition in this First Supplemental Indenture includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. References to any statute mean such statute as amended at the time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this First Supplemental Indenture as a whole. References to Articles and Sections are to the Articles and Sections of this First Supplemental Indenture. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this First Supplemental Indenture.

                                      ARTICLE II
                      GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

     SECTION 2.1.  DESIGNATION AND PRINCIPAL AMOUNT.

     There is hereby authorized a series of Securities designated the "______% Subordinated Deferrable Interest Debentures due _______ __, _____." The aggregate principal amount of Debentures which may be authenticated and delivered under the Indenture is limited to $___________ (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 2.08, 2.09, 2.11, 3.07 or 9.05 of the Indenture and except for any Debentures which pursuant to Section 2.04 of the Indenture are deemed not to have been authenticated and delivered pursuant to the Indenture).

     SECTION 2.2.  MATURITY.

     The Maturity Date will be _______ __, ____.

     SECTION 2.3.  FORM AND PAYMENT.

     Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal of and interest (including Additional Interest, if any) on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee in New York, New York, provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the security register maintained by the Registrar. Notwithstanding the foregoing, so long as the registered Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

     SECTION 2.4.  GLOBAL DEBENTURE.

     In connection with a Dissolution Event:

          (a) Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global debenture in an aggregate principal amount equal to the aggregate principal amount of the Debentures so presented, to be registered in the name of The Depository Trust Company ("DTC"), as the initial Clearing Agency for the Debentures, or the nominee of DTC, and delivered by the Trustee to DTC for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company, upon any such presentation, shall execute a global debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a global debenture will be made in immediately available funds to DTC (or a successor Clearing Agency); and

          (b) If any Preferred Securities are held in certificated form (i.e., not in book entry form), Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities (other than Preferred Securities held by DTC (or a successor Clearing Agency) or its nominee) ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures in certificated form presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate stated liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Debenture in certificated form, registered in the name of the holder of such Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Upon issuance of such Debentures, Debentures in certificated form with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

     SECTION 2.5.  INTEREST

          (a) Each Debenture will bear interest at the rate of _____% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on September 30, 1998, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding that Interest Payment Date. If pursuant to the provisions of Section 2.08 of the Indenture the Debentures are no longer represented by a global debenture, the Company may select a regular record date for such interest installment which shall be any date at least fifteen days before an Interest Payment Date.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day quarter.

          (c) If at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     SECTION 2.6.  DENOMINATIONS

     In the event Debentures are issued in certificated form, such Debentures will be in denominations of $1,000 and integral multiples thereof.

                                   ARTICLE III
                            REDEMPTION OF THE DEBENTURES

     SECTION 3.1.  TAX EVENT REDEMPTION

          If a Tax Event has occurred and is continuing and:

          (a)  the Company has received a Redemption Tax Opinion; or

          (b) after receiving a Tax Event Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Tax Event Opinion that a No Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right, upon not less than 30 nor more than 60 days notice to the registered Holders of the Debentures, to redeem the Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Special Redemption Price"), provided, however, that if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Company, the Trust or the holders of the Trust Securities, the Company shall pursue such Ministerial Action in lieu of redemption; and provided further, that the Company shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Special Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption; provided, however, the Company shall deposit with the Trustee an amount sufficient to pay the Special Redemption Price by 10:00 a.m., New York City time, on the date such Special Redemption Price is to be paid.

     SECTION 3.2.  OPTIONAL REDEMPTION BY COMPANY

          (a) Subject to the provisions of Article Three of the Indenture and to Section 3.2(b), the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after _____ __, ____, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days notice to the registered Holder of the Debentures, at the Optional Redemption Price. If the Debentures are only partially redeemed pursuant to this
Section 3.2, the Debentures will be redeemed by lot or by any other method utilized by the

Trustee; provided, however, that if at the time of redemption the Debentures are registered as a global debenture, the Depositary shall determine by lot the interest of each of its participants in such global debenture to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

          (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on or with which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

     SECTION 3.3.  NO SINKING FUND

     The Debentures are not entitled to the benefit of any sinking fund.

                                      ARTICLE IV
                         EXTENSION OF INTEREST PAYMENT PERIOD

     SECTION 4.1.  EXTENSION OF INTEREST PAYMENT PERIOD.
     The Company shall have the right, at any time and from time to time prior to the Maturity Date, to extend the interest payment period of such Debentures for up to twenty (20) consecutive quarters (the "Extended Interest Payment Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest compounded quarterly at the Coupon Rate for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest ("Deferred Interest"), which shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the security register maintained by the Registrar on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided, however, that such period together with all previous and such further extensions thereof shall not exceed twenty (20) consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.
     SECTION 4.2.  NOTICE OF EXTENSION

          (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to both the Regular Trustees and the Property Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities are payable, or (ii) the date the Trust is required to give notice of the record or payment date for such Distributions to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event at least one Business Day before such record date. The Regular Trustees shall give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Preferred Securities.

          (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period ten
(10) Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.
          (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the twenty quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

                                      ARTICLE V
                                      EXPENSES

     SECTION 5.1.  PAYMENT OF EXPENSES
     In connection with the offering, sale and issuance of the Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust, and in connection with the maintenance of the Trust for so long as the Trust Securities are outstanding, the Company shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.07 of the Indenture;
          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), any Clearing Agency for the Debentures, duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets), other than obligations of the Trust in respect of the Common Securities and the Preferred Securities;
          (c) be primarily liable for any indemnification obligations arising with respect to the Declaration;

          (d) pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than United States withholding taxes attributable to the Trust or its assets) imposed on the Trust or its assets and all liabilities, costs and expenses of the Trust with respect to such taxes, duties, assessments or governmental charges; and

          (e) pay any and all fees and expenses related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.

                                   ARTICLE VI
                                 SUBORDINATION

     SECTION 6.1.  AGREEMENT TO SUBORDINATE
     The Company covenants and agrees, and each holder of Debentures issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article VI; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of, premium, if any, and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this First Supplemental Indenture or thereafter incurred. This Article shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

     No provision of this Article VI shall prevent the occurrence of any default or Event of Default with respect to the Debentures.

     SECTION 6.2.  DEFAULT ON SENIOR INDEBTEDNESS.

     During the continuation of any event of default by the Company in the payment of principal, premium, interest or any other amount due on any Senior Indebtedness entitling the holders thereof to accelerate the maturity thereof, or if such event of default would be caused by any payment upon or in respect of the Debentures, then, in either case, no payment shall be made by the Company to the

Holders of the Debentures with respect to the principal (including redemption and sinking fund payments) of, premium, if any, interest on, or any other amount owing in respect of, the Debentures.

     In the event that, notwithstanding the foregoing, any payment or distribution shall be received by the Trustee or any Holder of the Debentures when such payment or distribution is prohibited by the preceding paragraph of this Section 6.2, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear.

     SECTION 6.3.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment or distribution is made by the Company to the Holders of the Debentures on account of the principal of, premium, if any, interest on, or any other amount owing in respect of, the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article VI, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Debentures or to the Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Debentures before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness. For purposes of this Article VI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Debentures to the payment of all Senior Indebtedness that may at the time be outstanding, provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Five of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five of the Indenture. Nothing in Section 6.2 or in this
Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

     SECTION 6.4.  SUBROGATION.

     Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of, premium, if any, and interest on, and all other amounts owing in respect of, the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article VI, and no payment over pursuant to the provisions of this Article VI, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debentures be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article VI are and are intended solely for the purposes of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Indebtedness on the other hand.

     Nothing contained in this Article VI or elsewhere in this Second Supplemental Indenture or the Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on and all other amounts owing in respect of the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, as amended and supplemented by this Second Supplemental Indenture, subject to the rights, if any, under this Article VI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article VI, the Trustee, subject to the provisions of Section 7.01 of the Indenture, and the Holders of the Debentures, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

     SECTION 6.5.  TRUSTEE TO EFFECTUATE SUBORDINATION

     Each Holder of a Debenture by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Trustee as such holder's attorney-in-fact for any and all such purposes.

     SECTION 6.6.  NOTICE BY THE COMPANY

     The Company shall give prompt written notice to a Trust Officer of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI. Notwithstanding the provisions of this
Article VI or any other provision of the Indenture and this Second Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI unless and until a Trust Officer shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the

Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture) then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     The Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a representative or trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 6.7.  RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture or this Second Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.01 of the Indenture, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Debentures, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this
Article VI or otherwise.

     SECTION 6.8.  SUBORDINATION MAY NOT BE IMPAIRED.

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture or this Second Supplemental Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the Holders of the Debentures to the holders of such Senior Indebtedness, do any one or more the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                     ARTICLE VII
                             COVENANT TO LIST ON EXCHANGE

     SECTION 7.1.  LISTING ON EXCHANGE.

     If the Debentures are distributed to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other national securities exchange or with the Nasdaq Stock Market or such other organization as the Preferred Securities are then listed.

                                     ARTICLE VIII
                                  FORM OF DEBENTURE

     SECTION 8.1.  FORM OF DEBENTURE.

     The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                            (FORM OF FACE OF DEBENTURE)

     [IF THE DEBENTURE IS TO BE A GLOBAL SECURITY, INSERT: THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED

IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURESS IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON
IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.   $
CUSIP No.
CIRCUS CIRCUS ENTERPRISES, INC.
____% SUBORDINATED DEFERRABLE INTEREST DEBENTURE
DUE _________ __, ____

      CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of ________________ Dollars on ___________ and to pay interest on said principal sum from June __, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1998, at the rate of _____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded quarterly, at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day
(and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment [which shall be the close of business on the Business Day next preceding such Interest Payment Date.] [IF PURSUANT TO THE PROVISIONS OF SECTION 2.08 OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL SECURITY -- which shall be [insert date (to be selected by the Company) which is not less than 15 days prior to each Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Debentures not less than fifteen (15) days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the security register maintained by the Registrar. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property
Trustee of Circus Finance II, the payment of the principal of (and premium, if any) and interest on this Debenture will be made in immediately available funds at such place and to such account as may by designated by the Property Trustee of Circus Finance II.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions. This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated:  ___________________

                          CIRCUS CIRCUS ENTERPRISES, INC.


                         By:  _______________________________
                              Name:
                              Title:
Attest:

By:__________________________
Name:
Title:

                       (FORM OF CERTIFICATE OF AUTHENTICATION)
                            CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                         THE BANK OF NEW YORK,
                         as Trustee

                         By:   _______________________________
                              Authorized Signatory


Dated:  ___________________

                         (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of a duly authorized series of Securities of the Company designated its "_____% Subordinated Deferrable Interest Debentures due _____ __, ____" (herein sometimes referred to as the "Debentures"), issued under and pursuant to an Indenture dated as of [______ __, ____], duly executed and delivered between the Company and The Bank of New York, not in its individual capacity but solely as trustee (the "Trustee"), as supplemented by a Second Supplemental Indenture dated as of [______ __, ____] between the Company and the Trustee (such Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture (the "TIA"). This Debenture is subject to all such terms and the Holder of this Debenture is referred to the Indenture and the TIA for a statement of those terms.

     The Debentures are general unsecured obligations of the Company and are limited (except as otherwise provided in the Indenture) to $__________ in aggregate principal amount.

     Upon the occurrence and continuation of a Tax Event, in certain circumstances this Debenture may be redeemed by the Company at a redemption price equal to 100% of the principal amount hereof, plus any accrued but unpaid interest thereon to the date of such redemption (the "Special Redemption Price"). The Special Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines. The Company shall also have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after May 13, 2003 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount hereof, plus any accrued but unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). Any optional redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed by lot or by any other method utilized by the Trustee; provided, however, that if at the time of redemption the Debentures are registered as a global Debenture, the depositary shall determine by lot the interest of each of its participants in such global Debenture to be redeemed.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to amend or supplement the Indenture or the Securities of any series (including the Debentures) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities (including the Debentures); provided, however, that no such amendment or supplement shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, without the consent of the Holder of each Security of such series so affected or (ii) reduce the aforesaid percentage in aggregate principal amount of Securities, the Holders of which are required to consent to any such amendment or supplement, without the consent of the Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or interest, if any, on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right at any time during the term of the Debentures, and from time to time, to extend the interest payment period of the Debentures for up to twenty (20) consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided, however, that such Extended Interest Payment Period together with all previous and such further extensions thereof shall not exceed twenty (20) consecutive quarters or extend beyond the maturity of the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the security register of the Company maintained by the Registrar, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in New York, New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and the Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of principal of and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor the Registrar shall be affected by any notice to the contrary.

     No past, present or future director, officer, employee or stockholder, as such, of the Company or the Trustee or any successor of either thereof shall have any liability for any obligations of the Company or the Trustee under the Debentures or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     [The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This global Debenture is exchangeable for Debentures in definitive certificated form only under certain limited circumstances set forth in the Indenture. Debentures so issued are issuable only in registered form without coupons in denominations of $1000 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations therein set forth, Debentures so issued are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     This Debenture shall be governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                      ARTICLE IX

                           ORIGINAL ISSUE OF DEBENTURES

     SECTION 9.1.  ORIGINAL ISSUE OF DEBENTURES

     Debentures in the aggregate principal amount of $___________ may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer, an Assistant Treasurer, or Secretary without any further action by the Company.

                                      ARTICLE X
                                  CERTAIN COVENANTS

     The following covenants shall apply to the Debentures (but not with respect to any other series of Securities), and are in addition to the covenants set forth in Article Four of the Indenture.

     SECTION 10.1.  LIMITATION ON DIVIDENDS AND OTHER PAYMENTS

     If (i) there shall have occurred any event that constitutes an Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures, and (c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing.

     If the Company shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided in Article IV and such period, or any extension thereof, shall be continuing, then (i) the Company shall not declare or pay any dividend, or make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (ii) the Company shall not make any payment of interest, principal, premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures, and (iii) the Company shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing.

     Notwithstanding the foregoing restrictions, nothing in this Section 10.1 shall prevent the Company, in any event, from making dividend, redemption, liquidation or guarantee payments on capital stock, or interest, principal, redemption or guarantee payments on debt securities issued by the Company ranking pari passu with or junior to the Debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

     SECTION 10.2.  COVENANTS AS TO THE TRUST

     For so long as the Trust Securities remain outstanding, the Company will
(i) maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities,
(ii) not cause, as sponsor of the Trust, or permit, as the holder of the Common Securities of the Trust, the termination, dissolution or winding-up of the Trust, except in connection with a distribution of the Debentures as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations as permitted by the Declaration, (iii) use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with a distribution of Debentures to the holders of the Preferred Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be treated as a grantor trust for United States federal income tax purposes and (iv) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debentures.

                                      ARTICLE XI
                              CERTAIN EVENTS OF DEFAULT

     SECTION 11.1.  ADDITIONAL EVENTS OF DEFAULT

     An Event of Default with respect to the Debentures shall include those events described in Section 6.01 of the Indenture and, with respect to the Debentures only, the occurrence of any of the following events: the voluntary or involuntary dissolution, winding up or termination of the Trust, except in connection with (i) the distribution of Debentures to holders of Preferred Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Preferred Securities, or (iii) certain mergers, consolidations or amalgamations, each as permitted by the provisions of the Declaration.

     SECTION 11.2.  WAIVER OF EXISTING DEFAULTS

     Notwithstanding Section 6.04 of the Indenture, the Holders of a majority in aggregate principal amount of the Debentures may not waive a Default or an existing Event of Default (i) in the payment of the principal of or accrued interest on the Debentures, unless the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest (with interest on overdue interest at the rate specified in Section 2.5(a)) upon all of the Debentures and the principal of the Debentures that shall have become due otherwise than by acceleration or (ii) that arise out of a breach by the Company of Section 10.1. Section 6.04 of the Indenture shall, in all other respects and as modified by this Section 11.2, apply to the Debentures.

                                     ARTICLE XII
                                    MISCELLANEOUS

     SECTION 12.1.  SUPPLEMENTAL INDENTURE INCORPORATED INTO INDENTURE

     This Second Supplemental Indenture is executed by the Company and the Trustee pursuant to the provisions of Sections 2.01 and 2.02 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes relating to the Debentures. The provisions of the Indenture, as modified by this Second Supplemental Indenture, are effective with respect to the Debentures, and are not effective with respect to any series of Securities to be issued pursuant to any previous or subsequent supplemental indenture or resolution of the Board of Directors. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects adopted, ratified and confirmed.

     SECTION 12.2. TRUSTEE NOT RESPONSIBLE FOR RECITALS; DISCLAIMER

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 12.3.  GOVERNING LAW

     This Second Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     SECTION 12.4.  SEPARABILITY

     In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Debentures, but this Second Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 12.5.  COUNTERPARTS.

     This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 12.6.  ACKNOWLEDGMENT OF RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     The Company hereby acknowledges the right of each holder of Preferred Securities, upon and during the continuance of an Event of Default under the Declaration that results from the failure of the Company to pay principal of or interest on the Debentures when due, to directly institute proceedings against the Company to obtain payment to such holder of an amount equal to the principal or interest so defaulted on with respect to Debentures in a principal amount equal to the aggregate liquidation amount of the Preferred Securities owned by such holder.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.


                         CIRCUS CIRCUS ENTERPRISES, INC.


                         By:___________________________________
                             Title:

Attest:





                         THE BANK OF NEW YORK,
                         as Trustee


                         By:_________________________________
                             Name:
                             Title:

STATE OF            )
                    )ss.:
COUNTY OF           )

     On the   day of        , 1998 before me personally came               ,
to me known, who, being by me duly sworn, did depose and say that he is the of CIRCUS CIRCUS ENTERPRISES, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                   NOTARY PUBLIC
                                   [seal] Commission expires

STATE OF       )
               ) ss.:
COUNTY OF      )

     On the   day of        , 1998 before me personally came               , to
me known, who, being by me duly sworn, did depose and say that he is the of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                   NOTARY PUBLIC
                                   [seal] Commission expires